Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-228157 on Form S-3 and Registration Statement Nos. 333-181227 and 333-256254 on Form S-8 of Realty Income Corporation of our report dated February 23, 2021, relating to the financial statements of VEREIT, Inc. and subsidiaries and the effectiveness of VEREIT, Inc. and subsidiaries’ internal control over financial reporting, appearing in this Current Report of Realty Income Corporation on Form 8-K dated June 4, 2021.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona

June 4, 2021